UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 11, 2022
Date of Report (Date of earliest event reported)

ChampionX Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-38441	82-3066826
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
2445 Technology Forest Blvd
Building 4, 12th Floor
The Woodlands, Texas 77381
(Address of principal executive offices and zip code)
(281) 403-5772
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	CHX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)-(b) The Company's 2022 Annual Meeting was held on May 11, 2022. Holders of an aggregate of 203,295,550 shares of the Company’s common stock at the close of business on March 14, 2022 were entitled to vote at the meeting, of which 194,462,579, or approximately 95% of the eligible voting shares, were represented in person or by proxy. The final results of the matters voted upon at the meeting, which are more fully described in the Company’s proxy statement, are as follows:

1.The eight directors nominated to the Board to serve as directors until the Company’s 2023 annual meeting of shareholders were elected:

Nominee	For	Withheld	Broker Non-Vote
Heidi S. Alderman	177,602,536	9,843,738	7,016,305
Mamatha Chamarthi	177,601,414	9,844,860	7,016,305
Gary P. Luquette	167,586,772	19,859,502	7,016,305
Stuart Porter	177,621,820	9,824,454	7,016,305
Daniel W. Rabun	168,369,017	19,077,257	7,016,305
Sivasankaran Somasundaram	185,821,686	1,624,588	7,016,305
Stephen M. Todd	177,623,264	9,823,010	7,016,305
Stephen K. Wagner	167,905,420	19,540,854	7,016,305

2.The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm was ratified:

For	Against	Abstain
194,304,905	67,165	90,509

3.The compensation of the Company's named executive officers for 2021 ("Say-on-Pay") was approved on an advisory basis:

For	Against	Abstain	Broker Non-Vote
183,209,422	4,073,638	163,214	7,016,305

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ChampionX Corporation

Date:	May 13, 2022	By:	/s/ JULIA WRIGHT
Julia Wright
Senior Vice President, General Counsel and Secretary